United States
Securities and Exchange Commission
Washington, DC  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

DVL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8356	13-2892858
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

70 East 55th Street, 7th Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 350-9900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

DVL, Inc. (the “Company”) held a Special Annual Meeting of Stockholders on January 28, 2011. The stockholders voted on the following matters:

Proposal 1. Election of Directors.

Stockholders elected each of the Board’s three director nominees as set forth below:

Director	For	Withheld	Abstain
Alan E. Casnoff	21,833,085	8,335,183	0
Ira Akselrad	21,985,693	8,182,575	0
Gary Flicker	21,983,199	8,185,069	0

Proposal 2. Reverse Stock Split of Common Stock.

A majority of the outstanding shares of the Company were voted FOR Proposal 2,  authorizing the Company’s Board of Directors to effect a reverse stock split of the Company’s outstanding Common Stock, par value $0.01 per share (“Common Stock”), at an exchange ratio of 1- for-7,500 shares (the “Reverse Stock Split”).

For	25,743,506
Against	4,410,893
Abstain	13,869

Proposal 3. To approve an Amendment and Restatement of our Certificate of Incorporation.

A majority of the outstanding shares of the Company were voted FOR Proposal 3, authorizing the Company’s Board of Directors to Amend and Restate the Certificate of Incorporation to eliminate all authorized Preferred Stock and reduce the authorized Common Stock from 50 million shares to 12,000 shares.

For	25,753,955
Against	4,400,565
Abstain	13,748

The Company intends to file the Amended and Restated Charter with the Delaware Secretary of State on or about February 1, 2011 (the “Effective Date”) to effect the Reverse Stock Split. As a result, every 7,500 shares of pre-split Common Stock issued and outstanding immediately prior the Effective Date will be converted into one post-split share of Common Stock, $0.01 par value per share.  After the Reverse Stock Split is effected, the Company will have fewer than 300 stockholders of record. Accordingly, the Company will file a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its common stock under the Securities Act of 1933 and become a private company no longer subject to SEC reporting requirements under the Securities Exchange Act of 1934.

Following the Reverse Stock Split, holders of certificates representing shares of pre-split Common Stock prior to the Effective Date have the right to receive, upon surrender of those certificates, post-split shares of Common Stock at the ratio of one share of post-split Common Stock for every 7,500 shares of pre-split Common Stock.  No fractional shares will be issued in connection with the Reverse Stock Split.  Instead, holders of pre-split shares of Common Stock who otherwise would have received fractional shares will receive an amount in cash equal to $0.14 per pre-split share. For more information, please refer to the Proxy Statement on Schedule 14A, filed with the SEC on December 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2011

DVL, INC.

By:	/s/ Alan Casnoff
Alan Casnoff
President and Chief Executive Officer